Exhibit 5.1

Our ref                                                          MUL/616051-000001/61205603v3

Yatra Online, Inc.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

17 January 2020

Yatra Online, Inc.

We have acted as counsel as to Cayman Islands law to Yatra Online, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) (including its exhibits, the “Registration Statement”) for the purposes of registering with the Commission under the Act: 2,600,625 ordinary shares of the Company of par value US$0.0001 each (“Ordinary Shares”) and 17,137,042 half-warrants of the Company (the “Warrants”) to purchase 8,568,521 Ordinary Shares (the “Warrant Shares” and, together with the Ordinary Shares, the “Shares”), in connection with the Company’s (i) offer to exchange (the “Exchange Offer”) 0.075 Ordinary Shares for each of the Company’s public and private warrants and (ii) solicitation of consents from holders of the Company’s public warrants to modify the terms of the Warrants such that the Warrants may be exchanged, at the Company’s discretion, for Ordinary Shares without payment by the holder of the exercise price (the “Warrant Amendment”).

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1                                         Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1                               The certificate of incorporation dated 15 December 2005, the certificate of incorporation on change of name dated 21 December 2005 and the sixth amended and restated memorandum and articles of association of the Company as registered or adopted on 15 December 2016 (the “Memorandum and Articles”).

1.2                               The minutes (“2016 Minutes”) of the meeting of the board of directors of the Company held on 13 December 2016 (the “2016 Meeting”), the minutes (“2020 Minutes”) of the meeting of the board of directors of the Company held on 16 July 2019 (the “2020 Meeting”) and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3                               A certificate of good standing with respect to the Company issued by the Registrar of Companies (the “Certificate of Good Standing”).

1.4                               A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.5                               The Registration Statement and the preliminary prospectus/offer to exchange which forms a part of and is included in the Registration Statement;

1.6                               The Warrant Agreement dated as of 16 July 2014 between Terrapin 3 Acquisition Corporation and Continental Stock Transfer & Trust Company as amended by the Assignment, Assumption and Amendment Agreement dated as of 16 December 2016 and the form of the Amendment No. 2 to Warrant Agreement and the form of warrant certificate in respect of the Warrants (the “Documents”).

2                                         Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                               The Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2                               The Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3                               The choice of the Relevant Law as the governing law of the Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4                               Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.5                               All signatures, initials and seals are genuine.

2.6                               The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Documents.

2.7                               No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Warrants or the Shares.

2.8                               There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Documents.

2.9                               No monies paid to or for the account of any party under the Documents or any property received or disposed of by any party to the Documents in each case in connection with the Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Law (2019 Revision) and the Terrorism Law (2018 Revision), respectively).

2.10                        There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.11                        The Company will receive money or money’s worth in consideration for the issue of the Shares and none of the Shares were or will be issued for less than par value.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.

3                                         Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2                               The Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Warrant Shares upon the exercise of the Warrants in accordance with the Documents) have been duly authorised for issue, and when issued by the Company against payment in full of the consideration in accordance with the terms of the Exchange Offer or the Documents, as applicable, as set out in the Registration Statement (including the issuance of Warrant Shares upon the exercise of the Warrants in accordance with the Documents), such Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4                                         Qualifications

The opinions expressed above are subject to the following qualifications:

4.1                               The term “enforceable” as used above means that the obligations assumed by the Company under the Documents are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)                                 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)                                 enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)                                  where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction; and

(d)                                 some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences.

4.2                               To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.3                               Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.4                               Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

4.5                               In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectuses that are part of the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Documents or the Shares issuable thereunder and express no opinion or observation upon the terms of any such document. This opinion letter may be relied upon by Goodwin Procter LLP for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Yatra Online, Inc.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

17 January 2020

To:                             Maples and Calder

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Yatra Online, Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.  I hereby certify that:

1                                         The Memorandum and Articles remain in full force and effect and are unamended.

2                                         The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.

3                                         The 2016 Minutes are a true and correct record of the proceedings of the 2016 Meeting, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the amended and restated memorandum and articles of association of the Company in effect on that date. The resolutions set out in the 2016 Minutes were duly passed in the manner prescribed in the amended and restated memorandum and articles of association of the Company in effect on that date (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4                                         The 2020 Minutes are a true and correct record of the proceedings of the 2020 Meeting, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the Memorandum and Articles. The resolutions set out in the 2020 Minutes were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

5                                         The authorised share capital of the Company is US$52,315.94 divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 each, 10,000,000 Class A Non-Voting Shares of a par value of US$0.0001 each, 3,159,375 Class F Shares of a par value of US$0.0001 each and 10,000,000 Preference Shares of a par value of US$0.0001 each.

6                                         The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way.

7                                         There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement, the Document and any documents in connection therewith.

8                                         The directors of the Company at the date of the 2016 Meeting were as follows: Dhruv Shringi, Promod Haque, Amit Bapna, Sudhir Sethi and Muralidhara Kadaba. The directors of the Company at the date of the 2020 Meeting and at the date of this certificate were and are as follows: Dhruv Shringi, Sudhir Kumar Sethi, Murlidhara Lakshmikantha Kadaba, Sanjay Arora, Sean Aggarwal and Neelam Dhawan.

9                                         The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

10                                  Prior to, at the time of, and immediately following the approval of the transactions the subject of the Registration Statement and the Documents the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions the subject of the Registration Statement and the Documents for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

11                                  Each director of the Company considers the transactions contemplated by the Registration Statement and the Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

12                                  To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

13                                  To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

14                                  The Registration Statement and the Documents have been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

15                                  No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares.

16                                  The Ordinary Shares to be issued or offered pursuant to the Registration Statement and the Documents have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members (shareholders).

17                                  The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

(Signature Page follows)

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Dhruv Shringi

Name:	Dhruv Shringi

Title:	Director